         DEAN WITTER NEW YORK MUNICIPAL MONEY MARKET TRUST

         Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


  (16)   The Trust's current yield for the seven days ending
         December 31, 1995

         (A-B)   x   365/N

         (1.000673 -1)  x  365/7  =    3.51%

         The Trust's effective annualized yield for the seven days ending December 31, 1995

              365/N
         A                    - 1

                        365/7
         1.000673             - 1 =    3.57%

         A =  Value of  a share of the Trust at end of period.
         B = Value of a share of the Trust at beginning of period. N = Number of days in the period.


CALCULATION                 Tax equivalent Yield  = 5.81% Based on a tax
                                                  = bracket of 39.60%
(1.000673 -1)  x  365/7
     =       3.51%

((1.000673)  x 52.1428714-1)
     =       3.57%

TAX  BRACKET :  39.60%

FORMULA (CURRENT 7 DAY YIELD / 1-39.60)
CURRENT 7 DAY  YIELD : 3.51
3.51/0.604
     =       5.81%

                    SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                       DEAN WITTER NEW YORK MUNICIPAL MONEY MARKET TRUST


(A)           GROWTH OF $10,000
(B)           GROWTH OF $50,000
(C)           GROWTH OF $100,000


FORMULA:      G= (TR+1)*P
              G= GROWTH OF INITIAL INVESTMENT
              P= INITIAL INVESTMENT
             TR= TOTAL RETURN SINCE INCEPTION



INVESTED - P            TOTAL
$10,000, $50,000 &      RETURN - TR            (A)   GROWTH OF         (B)   GROWTH OF                (C)   GROWTH OF
$100,000                 31-Dec-95            $10,000 INVESTMENT- G   $50,000 INVESTMENT- G          $100,000 INVESTMENT- G
-----------             -----------           ---------------------------------------------          ----------------------------

 31-Mar-90                17.17                     $11,717                 $58,585                         $117,170
